                                                                     EXHIBIT 4.2


                               GUARANTY AGREEMENT

         GUARANTY, dated as of March 5, 2003 ("Guaranty"), made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of the holders of the Notes (as hereafter defined) from time to time (the "Noteholders") parties to the Note Purchase Agreement (as hereafter defined).


                                   WITNESSETH:

         WHEREAS, Tecumseh Products Company (the "Company"), a Michigan corporation, is a party to that certain Note Purchase Agreement, dated as of March 5, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") between the Company and the Noteholders;

         WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Noteholders severally agreed to purchase $300,000,000 aggregate principal amount of the Company's 4.66% Senior Guaranteed Notes due March 5, 2011 (the "Notes");

         WHEREAS, the Company owns, directly or indirectly, all of the issued and outstanding capital stock of each Guarantor;

         WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the issuance and sale of the Notes by the Company; and

         WHEREAS, under the Note Purchase Agreement, the obligation of the Noteholders to purchase the Notes of the Company on the date hereof is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty;

         NOW, THEREFORE, in consideration of the premises and to induce the Noteholders to enter into the Note Purchase Agreement and to make their respective purchases of Notes from the Company under the Note Purchase Agreement, the Guarantors hereby, jointly and severally, agree with and for the benefit of the Noteholders as follows:

SECTION 1. DEFINED TERMS.

         As used in this Guaranty, terms defined in the Note Purchase Agreement or in the preamble or recitals hereto are used herein as therein defined, and the following terms shall have the following meanings:

         "Obligations" shall mean the unpaid principal amount of, Make-Whole Amount, if any, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for such post-filing or post-petition interest is allowed), the Notes and all other obligations and liabilities of the Company to the Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreement, the Notes and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Noteholders that are required to be paid by the Company or the Guarantors pursuant to the terms of the Note Purchase Agreement or any other document executed and delivered or given in connection therewith or herewith).

SECTION 2. GUARANTY.

         (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to each Noteholder and their respective successors, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each of the Guarantors further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by any Noteholder in enforcing, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guaranty.

         (b) Anything herein or in the Note Purchase Agreement or the Notes to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the Note Purchase Agreement and the Notes shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (c) To the extent any of the Guarantors makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor of the issuance of the Notes under the Note Purchase Agreement (the "Benefit Amount"), then such Guarantor, after the payment in full in cash of all of the Obligations, shall be entitled to recover from each other Guarantor such excess payment, pro rata in accordance with the ratio of the Benefit Amount received by such other Guarantor to the total Benefit Amounts received by each of the Guarantors and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided that all such rights to recovery shall be subordinate and junior in right of payment to the final and indefeasible repayment in full in cash of all of the Obligations.

         (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights of any Noteholder hereunder.

         (e) No payment or payments made by any of the Company, the Guarantors, any other guarantor or any other Person or received or collected by any Noteholder from the Company, the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received


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

or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

         (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Noteholder on account of its liability hereunder, it will notify such Noteholder in writing that such payment is made under this Guaranty for such purpose.

SECTION 3. RIGHT OF SET-OFF.

         Upon the occurrence of any Event of Default under the Note Purchase Agreement, as a result of which the Notes have become due and payable, automatically or by declaration as provided in the Note Purchase Agreement, each Guarantor hereby irrevocably authorizes each Noteholder at any time and from time to time without notice to such Guarantor or any other guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Noteholder to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Noteholder may elect, against and on account of the obligations and liabilities of such Guarantor to such Noteholder hereunder and claims of every nature and description of such Noteholder against such Guarantor, in any currency, whether arising hereunder, under the Note Purchase Agreement, the Notes or otherwise, as such Noteholder may elect, whether or not any Noteholder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Noteholder agrees to notify such Guarantor promptly of any such set-off and the application made by such Noteholder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Noteholder under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Noteholder may have.

SECTION 4. NO SUBROGATION.

         Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Noteholder, no Guarantor shall, until all amounts owing to the Noteholders by the Company on account of the Obligations are irrevocably paid in full, be entitled to be subrogated to any of the rights of any Noteholder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Noteholder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, and any such rights of subrogation and reimbursement of the Guarantors are hereby waived until such time. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Noteholders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Noteholders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Noteholders, if required), to be applied


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

against the Obligations, whether matured or unmatured, in such order as the Noteholders may determine.

SECTION 5. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS.

         Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Noteholder may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Noteholder and the Note Purchase Agreement, the Notes and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Noteholder may deem advisable from time to time (subject to Section 17 of the Note Purchase Agreement), and any collateral security, guarantee or right of offset at any time held by any Noteholder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Noteholder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any particular Guarantor, any Noteholder may, but shall be under no obligation to, make a similar demand on any other Guarantor and any failure by any Noteholder to make any such demand or to collect any payments from any such other Guarantor or any release of any such other Guarantor shall not relieve such Guarantor in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Noteholder against any of the Guarantors. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

SECTION 6. OBLIGATION UNCONDITIONAL.

         Each Guarantor assents to all the terms, covenants and conditions of the Notes and the Note Purchase Agreement, and irrevocably waives presentation, demand for payment, or protest, of any of the Obligations, any and all notice of any such presentation, demand or protest, notice of any Default or Event of Default under the Note Purchase Agreement or Notes, notice of acceptance of this Guaranty or of the terms and provisions thereof by any Noteholder, any requirement of diligence or promptness on the part of any Noteholder in the enforcement of rights under the provisions hereof, of the Obligations, of the Note Purchase Agreement or of the Notes. This is a guarantee of payment and performance and the Guarantors hereby waive, to the fullest extent permitted by law, any right to require any Noteholder to proceed first against the Company or resort first to any direct or indirect security for the Obligations or for this Guaranty or any other remedy. This Guaranty, and every part hereof, shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Noteholders so long as any Obligations remain outstanding and unpaid, and the obligations of each Guarantor hereunder shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the

Note Purchase Agreement or of the Notes or of any of the Obligations or of any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The obligations of the Guarantors hereunder shall not be affected by:

                   (a) the recovery of any judgment against the Company, or by the levy of any writ or process of execution under any such judgment, or by any action or proceeding taken by any Noteholder, either under the Notes or under the Note Purchase Agreement for the enforcement thereof, or hereof, or in the exercise of any right or power given or conferred thereby, or hereby; or

                   (b) any delay, failure or omission upon the part of any Noteholder to enforce any of the rights or powers given or conferred hereby or by the Note Purchase Agreement, or by any delay, failure or omission upon the part of any Noteholder to enforce any right of any Noteholder against the Company, or by any action by any Noteholder in granting indulgence to the Company, or in waiving or acquiescing in any Default or Event of Default upon the part of the Company under the Notes or under the Note Purchase Agreement; or

                   (c) the consolidation or merger of the Company with or into any other corporation or corporations or any sale, lease or other disposition of the Company's properties as an entirety or substantially as an entirety to any other corporation; or

                   (d) the power or authority or the lack of power or authority of the Company or any Guarantor, as the case may be, to issue the Notes or to execute and deliver the Note Purchase Agreement or this Guaranty or the validity, regularity or enforceability of the Obligations, the Notes, the Note Purchase Agreement or this Guaranty or any other of the terms thereof, including specifically, but without limitation, the continuance of any obligation on the part of the Company or any Guarantor, as the case may be, on the Obligations, the Notes or under the Note Purchase Agreement or this Guaranty or the authority of the Company or any Guarantor, as the case may be, to issue the Notes or execute and deliver the Note Purchase Agreement or this Guaranty or the existence or continuance of the Company or any Guarantor, as the case may be, as a legal entity; or

                   (e) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, failure to give notice of failure of the Company or, any Guarantor, as the case may be, to keep and perform any covenant or agreement under the terms of the Notes, the Note Purchase Agreement or this Guaranty, or failure to resort for payment to the Company or any Guarantor, as the case may be, or to any other guaranty or to any property, security, liens or other rights or remedies (the Guarantors hereby expressly waiving all of the foregoing); or

                   (f) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any Guarantor as the case may be, the renewal, replacement or extension of the Obligations, or amendments, modifications, consents or waivers with respect to the Obligations, the Notes, the Note Purchase Agreement or this

         Guaranty, or the sale, release, substitution or exchange or modification of any other security for the Obligations (the Guarantors hereby expressly consenting to all of the foregoing); or

                   (g) any defense whatsoever that the Company or any Guarantor, as the case may be, might have to the payment of the Obligations other than payment thereof, or to the performance or observance of any of the provisions of the Note Purchase Agreement, the Notes or this Guaranty; or

                   (h) any act or failure to act with regard to the Obligations, Notes, the Note Purchase Agreement or this Guaranty or anything which might vary the risk of any Guarantor; or

                   (i) the bankruptcy, reorganization, arrangement, insolvency, dissolution or liquidation of the Company or any Guarantor, as the case may be; or

                   (j) any change in the time, manner or place of payment of, or in any other terms of, any of the Obligations, the Notes, the Note Purchase Agreement or this Guaranty;

it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be irrevocable, absolute and unconditional and joint and several and shall not be discharged or impaired except by the indefeasible payment of all Obligations and this Guaranty and whenever the same shall become due and payable as provided in the Notes, the Note Purchase Agreement and this Guaranty, and at the place specified in and all in the manner and with the effect provided in the Notes, the Note Purchase Agreement and this Guaranty.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations or this Guaranty is rescinded or must otherwise be returned by the Noteholders upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor, as the case may be, or otherwise, all as though such payment had not been made.

         The obligations of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Noteholders of any direct or indirect security for, or other guaranties of, any of the Obligations or this Guaranty or by any failure, delay, neglect or omission by the Noteholders to realize upon or protect any of the Obligations or other instruments evidencing the obligations under the Note Purchase Agreement or this Guaranty or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken, by the Noteholders.

         The obligations of each Guarantor under this Guaranty and the rights of the Noteholders to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever.

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SECTION 7. REINSTATEMENT.

         This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations is rescinded or must otherwise be restored or returned by any Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or of any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 8. PAYMENTS.

         Each Guarantor hereby guarantees that payments hereunder will be paid in U.S. Dollars to each Noteholder in accordance with the payment provisions set forth in Section 14 of the Note Purchase Agreement without set-off or counterclaim.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

         Each Guarantor hereby represents and warrants that:

                   (a) it is a corporation (or limited liability company, as the case may be) duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization and has the corporate (or limited liability company, as the case may be) power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except where the failure to have such power, authority or right could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                   (b) it is duly qualified as a foreign corporation (or limited liability company, as the case may be) and in good standing (where applicable) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification and is in compliance with all statutes and other rules and regulations of any Governmental Authority applicable to such Guarantor except to the extent that the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                   (c) it has the corporate (or limited liability company, as the case may be) power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate (or limited liability company, as the case may be) action to authorize the execution, delivery and performance of this Guaranty;

                   (d) it is a direct or indirect Subsidiary of the Company;

                   (e) no consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, or other act by or in respect


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

         of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability by or against any Guarantor of this Guaranty other than consents that have been obtained or as to which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                   (f) this Guaranty has been duly executed and delivered on behalf of such Guarantor and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                   (g) the execution, delivery and performance of this Guaranty do not and (a) will not violate any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Guarantor is bound or by which any Guarantor or any of its properties may be bound, in any manner which, individually or in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect on the ability of the Company and their respective Subsidiaries to perform their obligations hereunder or under the Note Purchase Agreement or the Notes, (ii) would give rise to any liability on the part of any Noteholder, or (iii) could reasonably be expected to have a Material Adverse Effect, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Guarantor, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Guarantor or any of its property or to which such Guarantor or any of its property is subject, or any material provision of any security issued by such Guarantor or of any material agreement, instrument or other undertaking to which such Guarantor is a party or by which it or any of its property is bound.

                   (h) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or thereby or
         (ii) which could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the ability of the Company to perform its obligations under the Note Purchase Agreement or Notes;

                   (i) such Guarantor has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than (a) those the amount or validity of which is currently being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books in accordance with GAAP and
         (b) those which, individually or in the aggregate, are not Material);
         and

                   (j) This Guaranty ranks equally and ratably with all unsecured and unsubordinated obligations such Guarantor generally, but subject to the right of any Person having secured or preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by each Guarantor on the date of Closing.

SECTION 10. COVENANTS.

         Each Guarantor hereby covenants and agrees with the Noteholders that, from and after the date of this Guaranty until the Obligations are paid in full, each Guarantor will comply with provisions of Sections 9 and 10 of the Note Purchase Agreement to the extent such provisions apply to such Guarantor.

SECTION 11. SEVERABILITY.

         Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. SECTION HEADINGS.

         The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 13. NO WAIVER; CUMULATIVE REMEDIES.

         No Noteholder shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default under the Note Purchase Agreement or the Notes or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Noteholder of any right or remedy hereunder on any one occasion shall not (unless such waiver so provides) be construed as a bar to any right or remedy which such Noteholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.


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


SECTION 14. INTEGRATION; WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS;
            GOVERNING LAW.

         This Guaranty represents the entire agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by any Noteholder relative to the subject matter hereof not reflected herein or in the Note Purchase Agreement or the Notes. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and each of the Noteholders. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Noteholders and their respective successors and assigns. THIS GUARANTY SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN.

SECTION 15. NOTICES.

         All notices, requests and demands to or upon each Guarantor or any Noteholder to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed to a party at the address provided for such party in the Note Purchase Agreement, in the case of any Noteholder, or Schedule I hereto in the case of any Guarantor, or to such other address as may be hereafter notified to the parties hereto.

SECTION 16. COUNTERPARTS.

         This Guaranty may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 17. ADDITIONAL GUARANTORS.

         Each Subsidiary of the Company or any Guarantor that is required to become a party to this Agreement pursuant to Section 9.6 of the Note Purchase Agreement shall become a Guarantor for all purposes of this Guaranty, upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto. Notwithstanding the foregoing, no Guarantor shall remain a Guarantor hereunder to the extent that Section 9.6 of the Note Purchase Agreement requires the release or discharge of any such Guarantor.

SECTION 18. WAIVERS OF JURY TRIAL.

         EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE PURCHASE AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.


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


         IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                       M.P. PUMPS, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       TECUMSEH INVESTMENTS, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       TECUMSEH COMPRESSOR COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President

                       LITTLE GIANT PUMP COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President


                       DOUGLAS HOLDINGS, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President

                       TECUMSEH POWER COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President


                       VITRUS, INCORPORATED


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       CONVERGENT TECHNOLOGIES INTERNATIONAL, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       EVERGY, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       TRENTON DIVISION, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President

                       EUROMOTOR, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       TECUMSEH PUMP COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       TECUMSEH PRODUCTS COMPANY,
                       ENGINE AND TRANSMISSION GROUP,
                       DUNLAP OPERATIONS, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       MANUFACTURING DATA SYSTEMS, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       DOUGLAS PRODUCTS, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President

                       HAYTON PROPERTY COMPANY, LLC


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       FASCO INDUSTRIES, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       BRINKLEY MOTOR PRODUCTS COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       ECM MOTOR COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       VON WEISE GEAR COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President

                       EATON TECHNOLOGIES, INC.


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President



                       TECUMSEH CANADA HOLDING COMPANY


                       By  /s/ DAVID W. KAY
                           -----------------------------------------------------
                           Name:     David W. Kay
                           Title:    Vice President